Exhibit 10.28
AMENDMENT N° 5 TO THE
AIRCRAFT PURCHASE AGREEMENT
This Amendment N°5 (“Amendment N°5”) dated April 17, 2009 is made between
AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 rond-point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),
and
AYR FREIGHTER LLC a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Buyer”),
WHEREAS:
A)	the Buyer and the Seller have entered into a purchase agreement dated June 20th, 2007 which covers the manufacture and the sale by the Seller and the purchase by the Buyer of fifteen (15) A330-200 Freighter aircraft (the “Freighter Aircraft”) (the “Purchase Agreement”),

G)	the parties amended the Agreement to incorporate the new Pratt and Whitney 4170 Propulsion Systems as set out in the amendment to the Agreement (as defined below) dated as of November 6th 2007 (“Amendment Nº 1”).

H)	the parties amended the Agreement to (i) convert five (5) Freighter Aircraft into A330-200 Airbus aircraft type (the “A330-200 Aircraft”), (ii) to modify certain Scheduled Delivery Months of the Freighter Aircraft, and (iii) to cancel three (3) Freighter Aircraft as set as set out in the amendment to the Agreement dated July 31st 2008 (“Amendment Nº 2”).

I)	the parties amended the Agreement to modify the Scheduled Delivery Month for certain Aircraft as set out in amendment to the Agreement dated September 30th 2008 (“Amendment Nº 3”).

J)	the parties amended the Agreement to, amongst other things, modify the Scheduled Delivery Month for certain Aircraft, as set out in the amendment to the Agreement dated February 24th 2009 (“Amendment Nº 4”).
The Purchase Agreement together with the Amendment N°1, Amendment N°2, Amendment N°3 and/or Amendment N°4 shall be referred to as the “Agreement”
F)	the parties hereby agree to enter into the Amendment N°5 in order to provide for the terms under with the Buyer shall engage in a purchase and lease back transaction involving an aircraft which is the subject of a purchase agreement between the Seller and another customer.
Amendment No. 5 — AYR Freighter LLC and Airbus S.A.S.

THEREFORE, IT IS AGREED:
In this Amendment N°5, capitalised terms (other than as defined herein) used shall have the meaning ascribed to them in the Agreement.
1. Schedule 1 to the Agreement Delivery Schedule
1.1	The parties agree that the Buyer intends to close, through an affiliate or a special purpose company established for the benefit of the Buyer, a “purchase and leaseback” transaction involving one (1) A330-200 model aircraft scheduled for delivery in May 2009 (the “PLB Aircraft”) ordered by Aerovias del Continente Americano S.A. Avianca, a Colombian sociedad anónima created and existing under Colombian law having its registered office in Bogota, Colombia (the “PLB Party”) from the Seller pursuant to a definitive purchase agreement between the PLB Party and the Seller dated February 16, 2007 (the “PLB Party Agreement”) upon delivery of such PLB Aircraft (the “PLB Transaction”).

1.2	The terms and conditions of the PLB Transaction shall be subject to agreement between the Buyer and the PLB Party. Any transfer, novation or assignment of the PLB Party’s rights under the PLB Party Agreement shall be made with the prior written consent of the Seller and in a form and substance satisfactory to the Seller.

1.3	The parties hereby acknowledge that any other consideration between the Buyer and Seller with respect to the PLB Transaction shall be agreed by the Buyer and Seller in writing.
2. Miscellaneous
2.1	The Agreement, its Exhibits, its Letter Agreements and Amendment N°5, contain the entire agreement in relation to their subject matter between the parties and supersede any previous understandings, commitments and/or representations whatsoever oral or written to the extent it relates to the subject matter hereof.

2.2	In the event of any inconsistencies between the terms of the Agreement, including its Exhibits and Letter Agreements and this Amendment N°5, Amendment N°5 shall prevail to the extent of such inconsistency.

2.3	The Agreement including its Exhibits and Letter Agreements shall be deemed amended and supplemented to the extent herein provided and as so amended and supplemented shall remain in full force and effect.

2.4	This Amendment N° 5 shall not be modified or varied except by an instrument in writing executed by both parties or by their duly authorised representatives.

2.5	Clauses 22.2 (Notices), 22.3 (Waiver), 22.6 (Interpretation and Law) 22.4 (International Supply Contract), 22.13 (Language), 22.15 (Counterparts) and 22.9 (Confidentiality) of the Agreement shall apply to this Amendment N° 5 mutatis mutandis as if set out in full herein.

2.5.1	The parties hereby agree that the present Amendment N°5 shall enter into full force and effect from the date mentioned here above.
Amendment No. 5 — AYR Freighter LLC and Airbus S.A.S.

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Amendment Nº 5 to the Seller.

Agreed and Accepted			Agreed and Accepted

For and on behalf of			For and on behalf of

AYR FREIGHTER LLC			AIRBUS S.A.S.

BY:	/s/ Michael Inglese		BY:	/s/ Christophe Mourey

	ITS:	Manager		ITS:	Senior Vice President Contracts

DATE: April 17, 2009	DATE: 17 April, 2009
Amendment No. 5 — AYR Freighter LLC and Airbus S.A.S.